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                                                                    EXHIBIT 3.1

BCS/CD-510 (Rev.2/01)
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES

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
Date Received                                          (FOR BUREAU USE ONLY)
                                                                                           FILED
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                     This document is effective on the date filed, unless a             APR 18 2003
                     subsequent effective date within 90 days after received
                     date is stated in the document.                                   Administrator
                                                                               BUREAU OF COMMERCIAL SERVICES
Name

Joseph B. Hemker, Howard & Howard Attorneys, P.C.
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Address

100 Portage Street
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City                           State                       Zip Code

Kalamazoo                       MI                          49007              EFFECTIVE DATE:
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 DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
  IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.



                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is:

                                PSB Group, Inc.
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2. The identification number assigned by the Bureau is:    52073C
                                                         --------------------

3. All former names of the corporation are:  NA
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4. The date of filing the original Articles of Incorporation was:

   February 28, 2003
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   The following Restated Articles of Incorporation supersede the Articles of
   Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
The name of the corporation is:   PSB Group, Inc.

ARTICLE II
The purpose or purposes for which the corporation is formed are:
To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan. In particular, the Corporation is formed for purpose of engaging in activities authorized to be performed by bank holding companies pursuant to the Bank Holding Company Act of 1956, as amended, being 12 U.S.C. 1841.
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ARTICLE III
The total authorized shares:

     Common shares   5,000,000            Preferred shares   0
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          A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

           Each share shall have the same rights, preferences and limitations.


ARTICLE IV


1. The address of the registered office is:

   1800 East 12 Mile Road                   Madison Heights, Michigan  48071
   --------------------------------------------------------           ----------
   (Street Address or P.O. Box)                 (City)                (ZIP CODE)

2. The mailing address of the registered office, if different than above:

    NA                                                     , Michigan
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   (Street Address or P.O. Box)                 (City)                (ZIP CODE)

3. The name of the resident agent at the registered office is: David A. Wilson
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ARTICLE V

Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. This Article V shall not eliminate personal liability of a director for:

     (i) The amount of a financial benefit received by a director to which he or she is not entitled;

     (ii) Intentional infliction of harm on the Corporation or its shareholders;

     (iii) A violation of Section 551 of the Michigan Business Litigation Act;
           or

     (iv)  An intentional criminal act.
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These Restated Articles of Incorporation were duly adopted on the 8th day of
April, 2003, in accordance with the provisions of Section 642 of the Act and were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.


          Signed this 8th day of April, 2003


          By: /s/ Robert L. Cole
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               (Signature of an authorized officer or agent)

              Robert L. Cole, President
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                          (Type or Print Name)